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                                                                     Exhibit 8.2


                   [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                   November 4, 1997



Unison Software, Inc.
5101 Patrick Henry Drive
Santa Clara, California 95054


    RE: MERGER AMONG INTERNATIONAL BUSINESS MACHINES CORPORATION, NEW ORCHARD CORP. AND UNISON SOFTWARE, INC.

Ladies and Gentlemen:

    We have acted as counsel to Unison Software, Inc., a Delaware corporation ("Unison") in connection with the proposed merger (the "Merger") of New Orchard Corp. ("Sub"), a Delaware corporation and a wholly-owned subsidiary of International Business Machines Corporation, a Delaware corporation ("IBM"), with and into Unison pursuant to an Agreement and Plan of Merger dated as of September 12, 1997 as amended as of October 1, 1997 (the "Merger Agreement"), by and among IBM, Sub and Unison. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of IBM which includes the Proxy Statement/Prospectus of IBM and Unison (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

    In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement and (ii) the truth accuracy and completeness (as of the date hereof and as of the Effective Time) of the representations, warranties statements made by IBM, Unison and Sub in the Merger Agreement, or set forth in the Proxy Statement/Prospecuts, (iii) the truth, accuracy and completeness (as of the date hereof and as of the Effective Time) of the certificates of representations to be provided to us by IBM, Unison, Sub and certain shareholders of Unison, and (iv) any representations, warranties or statements made "to the best knowledge of" or any other knowledge or other qualification, is true, correct and complete without such qualification.


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Unison Software, Inc.
November 4, 1997
Page 2


    If any of the assumptions upon which we have relied are untrue our opinion as expressed below may be adversely affected and may not be relied upon.

    Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations," subject to the limitations and qualifications described therein and herein, expresses our opinion as to the material Federal income tax consequences if the Merger is effected in accordance with the terms of the Merger Agreement. This opinion merely reflects our best judgement and, as noted in the Proxy Statement/Prospectus, is not binding on the Internal Revenue Service ("IRS"). The IRS is not precluded from successfully adopting a contrary position. Moreover, because this opinion is being delivered substantially prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law (or interpretations of the law) will not take place which could adversely affect the Federal income tax consequences of the Merger.

    This opinion is the sole opinion furnished to you solely for use in connection with the Registration Statement. It may not be used or relied upon for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material Federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                             Very truly yours,



                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation